Quantum-Si Regains Compliance with Nasdaq Minimum Bid Price Requirement BRANFORD, Conn., Oct. 15, 2026 (GLOBE NEWSWIRE) — Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI,” or the “Company”), a proteomics company redefining protein analysis through single-molecule protein sequencing, today announced that it has received written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has regained compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market under Listing Rule 5450(a)(1). Nasdaq determined that the closing bid price of the Company’s common stock had been at or above $1.00 per share for at least 10 consecutive business days. Accordingly, Nasdaq has advised the Company that the matter is closed. About Quantum-Si Incorporated Quantum-Si is transforming proteomics with a benchtop platform that brings single-molecule protein analysis to every lab, everywhere. The Company’s platform enables real-time kinetic- based detection and allows researchers to move beyond traditional, multistep workflows and directly access dynamic, functional protein insights with unparalleled resolution. By making protein analysis simpler, faster, and more informative, Quantum-Si is accelerating proteomic discoveries to improve the way we live. Learn more at quantum-si.com or follow us on LinkedIn or X. CONTACTS Investor and Media Jeff Keyes Chief Financial Officer ir@quantum-si.com Exhibit 99.1